EXHIBIT 4.1.1


                                                            JANUARY 30, 1996

Kenny S&P Evaluation Services
A Division of J.J. Kenny Co., Inc.
65 Broadway
New York, N.Y. 10006-2511
Telephone 212/770-4900
Fax 212/797-8681

Frank A. Ciccotto, Jr.
Vice President

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Merrill Lynch, Pierce, Fenner & Smith Incorporated The Chase Manhattan Bank, N.A.
Defined Asset Funds                                1 Chase Manhattan Plaza-3B
P.O. Box 9051                                      New York, N.Y. 10081
Princeton, N.J. 08543-9051


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RE: GOVERNMENT SECURITIES INCOME FUND, MONTHLY PAYMENT U.S. TREASURY SERIES-24
   (LADDERED MATURITIES), DEFINED ASSET FUNDS


Gentlemen:



  We have examined the Registration Statement No. 33-60597 for the above-captioned fund. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc., is currently acting as the evaluator for the Trust. We hereby consent to the use in the Registration Statement of the reference to Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc., as evaluator.


  You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.


                               Sincerely,






                               Frank. A. Ciccotto, Jr.
                               Vice President


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